                                                                    EXHIBIT 3(i)

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                          CHEMOKINE THERAPEUTICS CORP.

      The undersigned hereby certifies that:

      1. He is the duly elected and acting President and Secretary of Chemokine Therapeutics Corp., a Delaware corporation.

      2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on April 24, 2000.

      3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

      The name of this corporation is Chemokine Therapeutics Corp.

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      (A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the Corporation is authorized to issue is Thirty Million (30,000,000) shares, each with a par value of $0.001 per share. Twenty-Four Million (24,000,000) shares shall be Common Stock and Six Million (6,000,000) shares shall be Preferred Stock.

      (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

      The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VI

      In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                                  ARTICLE VII

      In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VIII

      No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                   ARTICLE IX

      The Corporation reserves the right to amend, alter, change or repeal way provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X

      The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation.

                                   ARTICLE XI

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                  ARTICLE XII

      The Corporation shall have perpetual existence.

                                  ARTICLE XIII

      (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from tune to time a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of corporation's stockholders, further reductions in the liability of a corporation s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

      (B) Any repeal or modification of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of each director occurring prior to such repeal or modification.

                                  ARTICLE XIV

      (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

      (B) Any appeal or modification of any of the foregoing provisions of this
Article XIV shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director or of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

      4. The Amended and Restated Certificate of incorporation has been approved, adopted, executed, and acknowledged in accordance with the terms of Delaware General Corporation Law Sections 242(b) and 245.

      5. That the shareholder have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the stockholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not low than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 228 of the Delaware General Corporation Law.

      6. That the designation and total number of outstanding sharer entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof we as follows:

                        Number of shares
                      outstanding entitled
                        to vote or give              Minimum percentage vote required to
Designation                consent                               approve
-----------                -------                               -------
  Common              15,495,507                     More than 50 percent

      7. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage votes required of each class entitled to vote, as set forth above.

      8. That this certificate shall become effective immediately upon filing.

      The undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of his own knowledge.

Executed at Irvine, CA on October 27, 2000.

                                              __________________________________
                                              Dr. Hassan Salari, President

                                              __________________________________
                                              Dr. Hassan Salari, Secretary

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF DESIGNATIONS
                                       OF
                          CHEMOKINE THERAPEUTICS CORP.

      First: That by unanimous written consent of the board of directors of CHEMOKINE THERAPEUTICS CORP. resolutions were duly adopted setting forth a proposed amendment of the certificate of designations of said corporation, declaring said amendment to be advisable and directing that the amendment be submitted to the shareholders for approval. The resolution setting forth the proposed amendment is as follows:

      Resolved, that the Certificate of Designations of this corporation be amended to read in full as set forth in Exhibit A.

      Second: That thereafter, pursuant to resolution of its board of directors, the shareholders by written consent in accordance with section 228 of the General Corporation Law of the State of Delaware the necessary number of shares as required by statute were voted in favor of the amendment.

      Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, CHEMOKINE THERAPEUTICS CORP. has caused this Amended Certificate of Designations to be signed by the Assistant Secretary this 15th day of October, 2002.

CHEMOKINE THERAPEUTICS CORP.

By /s/ Russell M. Frandsen
   -------------------------------
    Russell M. Frandsen, Assistant Secretary

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATIONS

                      SERIES A CONVERTIBLE PREFERRED STOCK

      Section 1. Definitions

      For purposes of this Certificate of Designations the following definitions shall apply:

            (a) "Board" shall mean the Board of Directors of the Corporation.

            (b) "Common Stock" shall mean the Common Stock of the Corporation.

            (c) "Conversion Price" shall have the meaning set forth in Section 5(a) of this Certificate of Designations.

            (d) "Conversion Rights" shall have the meaning set forth in the preamble to Section 5 of this Article III.

            (e) "Convertible Preferred Stock" shall mean the Series A Preferred.

            (f) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for additional shares of Common Stock.

            (g) "Corporation" shall mean this corporation.

            (h) "Series A Preferred" shall mean 6,000,000 Shares of the Series A Convertible Preferred Stock, par value $0.001 per share, of this Corporation.

      Section 2. Dividends

      The holders of shares of Convertible Preferred Stock shall be entitled to receive, before any cash dividends shall be paid or declared and set aside for the Common Stock, when and as declared by the Board, out of funds legally available for that purpose, dividends payable in an amount per share equal to the per share amount, if any, of any cash dividend to be declared, paid or set aside for each share of Common Stock, multiplied by the number of shares of Common Stock into which each share of Convertible Preferred Stock is then convertible. Dividends for the Convertible Preferred Stock declared by the Board but not paid shall accrue. No dividend shall be declared or paid to any holders of shares of the Common Stock unless and until a dividend of an equal or greater amount per share (determined on an as converted basis) has first been declared and paid to the holders of shares of the Series A Preferred. No dividend shall be declared or paid to any holders of shares of Common Stock, unless and until a dividend of an equal or greater amount per share (determined on an as-converted basis) has first been declared and paid to the holders of shares of the Series A Preferred.

      Section 3. Liquidation, Dissolution or Winding Up

            (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Common stock and the Convertible Preferred Stock in the following order of priority:

                  (i) First, ratably among the holders of the Series A Preferred. until those holders have received their respective preferential amounts of $1.35 per share plus all declared and unpaid dividends thereon; provided, however, that if the assets and funds thus distributed among the holders of the Series A Preferred are insufficient to permit the payment to those holders of their fall preferential amounts, then all assets and hinds legally available for distribution pursuant to this clause (i) shall be distributed among the holders of the Series A Preferred ratably in proportion to the full preferential amounts each holder would be entitled to receive pursuant to this clause (i); and

                  (ii) Second, ratably among the holders of the Common Stock until those holders have received an aggregate of $1.25 per Share; and

                  (iii) Third, to the holders of the Common Stock and the Convertible Preferred Stock on a pro rata basis according to the number of shares of Common Stock (A) then held, and (B) into which the shares of Convertible Preferred Stock then held are convertible;

            (b) A reorganization or merger of the Corporation with or into any other corporation or entity, in which transaction the corporation's shareholders immediately prior to the transaction own immediately after the transaction less than 50% of the equity securities of the surviving corporation (or its parent), or a sale of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this section 3.

            (c) insofar as any distribution pursuant to Section 3(a) consists of property other than cash, the value thereof shall, for purposes of the provisions of Section 3(a), be the fair value at the time of such distribution, as determined in food faith by the Board.

            (d) Each holder of Convertible Preferred Stock shall be deemed to have consented to distributions made by the Corporation and approved by the Board in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of repurchase between the Corporation and these persons.

      Section 4. Voting

            (a) At all meetings of the shareholders of the Corporation and in the case of any actions of shareholders in lieu of a meeting, each share of Common Stock shall be entitled to one vote, and each share of Convertible Preferred Stock shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which each share is then convertible (in accordance with Section 5 hereof) on the record date set for the meeting or action or, if no record date is set, on the date of the meeting or the date the action is taken. Except as otherwise expressly provided below in this Section 4 or as required by law, the holders of Common Stock and Convertible Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor any of the Convertible Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by shareholders of the Corporation.

            (b) The Corporation shall not amend, alter or repeal the preferences, privileges, special rights or other powers of any series of the Convertible Preferred Stock, as set forth herein, in a manner adverse to the holders thereof, without the affirmative vote off the holders of a majority of the then outstanding shares of each adversely affected series of Convertible Preferred Stock,

            (c) The Corporation Shall not authorize or issue, or obligate itself to issue, any preferred equity security other than the presently authorized Convertible Preferred Stock that is senior to or on a parity with any series of Convertible Preferred Stock as to redemption or sinking fund rights, or liquidation preferences, or senior as to the payment of dividends, without the affirmative vote of the holders of a majority of the then outstanding shares of any series of the Convertible Preferred Stock so affected.

            (d) The Corporation shall not effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or, any merger or reorganization involving the Corporation or any of its subsidiaries, or any dissolution, liquidation or winding up of the Corporation, without the affirmative vote of the holders of a majority of the then outstanding shares of the Convertible Preferred Stock.

            (e) The Corporation shall not declare or pay any dividend or other distribution upon the Common Stock or Convertible Preferred Stock, or purchase, redeem, or otherwise acquire any shares of Common Stock or Convertible Preferred Stock, or otherwise effect any distribution to its shareholders without the affirmative vote of the holders of a majority of the then outstanding shares of the Convertible Preferred Stock; provided, however, that this vote shall not be required in connection with (i) the repurchase by the Corporation, on terms approved by the Board, of shares issued by it to employees, directors, or consultants, or (ii) any other redemption unanimously approved by the Board.

            (f) The Corporation shall not permit any direct or indirect subsidiary or other owned entity owned by the Corporation to sell any equity security or similar interest or any right to acquire an equity security or similar interest in such entity without the affirmative vote of the holders of a majority of the then outstanding shares of the Convertible Preferred Stock.

            (g) Notwithstanding the provisions of paragraphs (c) through (g) above, the actions of the Corporation specified therein shall not require the separate affirmative vote of the holders of a majority of the Convertible Preferred Stock if less than fifty percent (50%) of the aggregate number of shares of Convertible Preferred Stock theretofore issued by the Corporation are at the time outstanding.

      Section 5. Conversion

      The holders of the Convertible Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

            (a) Optional Conversion. Each share of Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Common Stock, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.35, in the case of the Series A Preferred, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Convertible Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall at the time of the filing of this Certificate of Designations initially be (i) $1.35, in the case of the Series A preferred. Each such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, as hereinafter provided.

            (b) Automatic Conversion.

                  (i) Each share of Convertible Preferred Stock automatically shall be converted into shares of Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Corporation's Common Stock if the per share price is not less than $10.00 (as adjusted in the event of stock dividends, stock splits and similar capital modifications) and the aggregate purchase price of the Common Stock sold pursuant to the registration equals or exceeds $15,000,000.

                  (ii) Additionally, the Convertible Preferred Stock automatically shall be converted into shares of Common Stock upon the affirmative vote of a majority of the aggregate number of shares of that series then outstanding.

            (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

            (d) Mechanics of optional Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefore, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Corporation at its office that the holder elects to convert the same and shall state therein the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at its office to the holder of Convertible Preferred Stock, or to the holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. A conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common stock at the close of business on that date. From and after that date, all rights of the holder with respect to the Convertible Preferred Stock so converted shall terminate, except only the right of the holder to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares, plus any dividends thereon declared and unpaid as of the time of such conversion.

            (e) Mechanics of Automatic Conversion. All holders of record of shares of Convertible Preferred Stock will be given written notice of the date of any automatic conversion referenced in Section 5(b). That notice will be sent by mail, first class, postage prepaid, to each record holder of Convertible Preferred Stock at each holder's address appearing on the stock register. Each holder of shares of Convertible Preferred Stock shall, promptly after receiving the notice, surrender the holder's certificate or certificates for all affected shares to the Corporation at the place designated in the notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which the holder is entitled. Upon the date of any automatic conversion, all rights with respect to the Convertible Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock or other securities into which their Convertible Preferred Stock has been converted and cash for fractional shares, plus any dividends thereon declared and unpaid as of the time of the conversion. All certificates evidencing shares of Convertible Preferred Stock automatically converted in accordance with these provisions shall, from and after the date of the automatic conversion, be deemed to have been retired and canceled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender his or her or its certificates. As soon as practicable after the date of any automatic conversion and the surrender of the certificate or certificates for Convertible Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holder, or to the holder's written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on the conversion in accordance with the provisions hereof and cash as provided in Subsection 5(c) in respect of any fraction of a share of Common Stock otherwise issuable upon the conversion.

            (f) Certain Adjustments to Conversion Price Applicable to All Convertible Preferred Stock.

                  (i) Adjustment for Stock Splits an Combinations of Common Stock. In the event the outstanding shares of Common Stock shall, after the riling of this Certificate of Designations, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, the Conversion Price in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision or combination, be proportionately adjusted.

                  (ii) Adjustment for Merger or Reorganization Etc. In case of a reclassification, reorganization or exchange transaction or any consolidation or merger of the Corporation with another corporation (other than a merger or other reorganization which is deemed to be a liquidation pursuant to Section 3(b) of this Article Ill), each share of Convertible Preferred Stock thereafter shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Convertible Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions of this Certificate of Designations with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions hereof (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

                  (iii) Adjustment for-Certain Dividends and Distributions. If the Corporation at any time shall issue additional shares of Common Stock, by reason of the declaration or payment of a dividend or other distribution on the Common Stock payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                        (i) the numerator of which shall be the total number of shares of Common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

                  (iv) Adjustments for other Dividends and Distributions. In the event the Corporation at any lime or from time to time after the filing of this Certificate of Designations makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company they would have received had their Convertible Preferred Stock boon converted into Common Stock on the date of that event and had they thereafter, during the period from the date of that event to and including the conversion date, retained the securities receivable by them as aforesaid during that period, subject to all other adjustments called for during that period under this Section 5 with respect to the rights of the holders of the Convertible Preferred Stock.

            (g) Duration of Adjusted Conversion Price. Following each computation or readjustment of an adjusted Conversion Price as provided above in this Section 5, the new adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 5.

            (h) Other Action Affecting Common Stock. In case after the filing of this Certificate of Designations the Corporation shall take any action affecting its shares of Common Stock other than an action described above in this Section 5, that in the good faith opinion of the Board would have a materially adverse effect upon the Conversion Rights set forth herein, the Conversion Price of the affected Convertible Preferred Stock shall be adjusted in a manner and at a time as the Board may in good faith determine to be equitable in the circumstances.

            (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price of any of the Convertible Preferred Stock pursuant to this Section 5, the Corporation at its expense promptly shall compute the adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the affected Convertible Preferred Stock a certificate setting forth the adjustment or readjustment and showing in detail the facts upon which the adjustment or readjustment is based. The Corporation, upon the written request, at any time, of any holder of any Convertible Preferred Stock, shall furnish or cause to be furnished to that holder a like certificate setting forth: (i) the adjustments and readjustments;
(ii) the applicable Conversion Price of the Convertible Preferred Stock at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Convertible Preferred Stock.

            (j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which the record is to be taken for the purpose of that dividend, distribution or other event.

            (k) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock that number of shares of Common

Stock as shall from time to time be sufficient to effect the full conversion of all outstanding Convertible Preferred Stock.

            (l) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered.

            (m) No impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out. of all the provisions hereof, and in the taking of all action as maybe necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock as set forth herein against impairment.

      Section 6. Reissuance of Preferred Stock.

      No shares of Convertible Preferred Stock redeemed, purchased or acquired by the Corporation or converted into Common Stock shall be reissued, and all these shares shall be canceled and eliminated from the shares the Corporation shall be authorized to issue.